Exhibit 23.1 – Consent of BDO USA, LLP

Teletouch Communications, Inc.
Fort Worth, Texas

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-108946 and File No. 333-108945) of Teletouch Communications, Inc. of our report dated August 29, 2011, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2011. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Houston, Texas
September 28, 2011